Exhibit 5




                        December 9, 1998




Sprint Corporation
P.O. Box 11315
Kansas City, Missouri  64112


     Re: 256,166 shares of FON Common Stock (par value $2.00 per share) and 128,083 shares of PCS Common Stock (par value $1.00 per share), issuable in connection with the 1985 Stock Option Plan

Gentlemen:

     I have acted as your counsel in connection with the proposed offering, issuance and sale by you of an aggregate of 256,166 shares of your FON Common Stock and 128,083 shares of your PCS Common Stock (the "Shares") referred to in Amendment No. 1 to the Registration Statement on Form S-8 (the "Amendment"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Amendment and I am familiar with the proceedings taken by your stockholders and your Board of Directors and officers in connection with the authorization of the Shares, the recapitalization of your Common Stock into FON Common Stock and PCS Common Stock, and related matters, and I have reviewed such documents, records, and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

     Based upon the foregoing, I am of the opinion that:

     1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2.   The Shares have been duly and validly authorized, and when
          (i) the Amendment has become effective under the Act and (ii) the Shares are issued and sold in the manner and upon the terms set forth in the 1985 Stock Option Plan, such Shares will be legally issued, fully paid and nonassessable.

Sprint Corporation
December 9, 1998
Page 2


     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.





                                        Very truly yours,


                                        /s/ Don A. Jensen
                                        Don A. Jensen